UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 9, 2009

Corporate Equity Investments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-52822	20-8090735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-150 Las Vegas NV	89103
(Address of Principal Executive Offices)	(Zip Code)

(702) 943-0302

(Registrant’s Telephone Number, Including Area Code)

5775 Blue Lagoon Drive, Suite 100, Miami, FL 33126

(Former Name or Former Address, if Changed Since Last Report)

☐  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2009, Mr. Chase Chandler resigned from his positions as President, Secretary, Treasurer and Director of Corporate Equity Investments, Inc.  The resignations of Mr. Chandler were not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.  Mr. Chandler’s written resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 9, 2009 the Board of Directors of Corporate Equity Investments, Inc. nominated and a majority of the shareholders approved the election of Mr. Matthew Allen to serve on the Board of Directors.  The Board or Directors appointed Mr. Allen to serve as the President, Secretary, and Treasurer of the Company.

Mr. Allen, age 43, received his Bachelor of Science degree from the University of Idaho with majors in Finance and Production Management.  Mr. Allen also studied at the International Institute for Management Development from 2003-2004 where he completed the Product & Market Leadership Program.  Mr. Allen has worked as a Production Controller at Microscan and helped implement the first MRP system and many processes and controls.  During his tenure as the Senior Product Manager, he generated several market plans and generated 13 new products that helped fuel Microscan’s profitable growth.  Prior to his appointment as President of Corporate Equity Investments, Inc., Mr. Allen was the business manager for AutoID Technologies where he was responsible for sales, marketing and providing technical solutions for Automatic ID applications.

On July 9, 2009 the Board of Directors of Corporate Equity Investments, Inc. nominated and a majority of the shareholders approved the election of Mr. Wayne Lipkus to serve on the Board of Directors.

Mr. Lipkus, age 45, received his Bachelor of Commerce degree from the University of Toronto in 1986.  Mr Lipkus then attended Seneca College where he graduated in Computer Programming and Analysis in 1988.  Since graduation from college, Mr. Lipkus has worked extensively in the computer programming industry where he has created numerous computer software programs and anti-counterfeiting training manuals for major intellectual property owners.  Mr. Lipkus currently owns and operates a computer consultant business, Lipkus & Associates Computer Consultants, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2009	CORPORATE EQUITY INVESTMENTS, INC.
/s/ Matthew Allen
Matthew Allen
President, Secretary, Treasurer and Director

Exhibit List

99.1

Resignation Letter